Exhibit 99.1

LAWSON SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS [•    , 2006]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement/Prospectus dated March 13, 2006, hereby appoints Harry Debes and Robert G. Barbieri as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of Lawson Software, Inc. held of record by the undersigned on February 28, 2006, at the Annual Meeting of Stockholders to be held on [•    , 2006] at Lawson Software Corporate Headquarters, Second Floor Hiawatha & Superior Meeting Rooms, 380 St. Peter Street, St. Paul, Minnesota, at 10:00 a.m. Central Time and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1, AND FOR PROPOSAL NO. 2, AND FOR ALL NOMINEES IN PROPOSAL NO. 3, AND FOR PROPOSAL NO. 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or	☐
Comments SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN	3.	ELECTION OF DIRECTORS
1.	PROPOSAL TO APPROVE MERGER AND ADOPT MERGER AGREEMENT	☐	☐	☐		Nominees: 01 Harry Debes, 02 David J. Eskra,	FOR all nominees listed (except as marked to the	WITHHOLD AUTHORITY to vote for all
		FOR	AGAINST	ABSTAIN		03 David R. Hubers,	contrary below)	nominee(s) below
2.	PROPOSAL TO APPROVE THE ISSUANCE AND EXCHANGE OF SHARES OF LAWSON’S COMMON STOCK sufficient to consummate the Combination described in the Proxy Statement/Prospectus	☐	☐	☐		04 Thomas G. Hudson, 05 H. Richard Lawson, 06 Michael A. Rocca	☐	☐
Withheld for the nominees you list below: (write that nominee's name in the space provided below.)

								FOR	AGAINST	ABSTAIN
					4.	PROPOSAL TO RATIFY AND APPROVE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as independent registered public accounting firm for the fiscal year ending May 31, 2006		☐	☐	☐

5. OTHER BUSINESS
The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

Signature	Signature	Date

NOTE: Please sign as name appears heron. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your share in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/lwsn Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.